EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify pursuant to 18 U.S.C. Section 1350 in their capacity of President & Chief Executive Officer and Senior Vice President & Chief Financial Officer of Belvedere SoCal (the “Company”) that, to each of their knowledge, (a) the Annual Report of the Bank on Form 10-KSB for the periods ended December 31, 2007 fully complies with the requirements of Section 13(a) and 15(a) of the Securities Exchange Act of 1934, and (b) that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such periods and the results of operations of the Company for such period.

Date:	March 31, 2008	/s/ William Baribault William Baribault Chief Executive Officer

Date:	March 31, 2008	/s/ Michael McCall Michael McCall Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.